REGULATIONS

OF

Cinergy Telecommunication

Networks — Ohio, Inc.

January 6, 2000

TABLE OF CONTENTS
ARTICLE I
Offices
Section 1.1.	Offices.	1

ARTICLE II
Stockholders' Meetings
Section 2.1. Section 2.2. Section 2.3. Section 2.4. Section 2.5. Section 2.6. Section 2.7. Section 2.8.	Annual Meeting. Notice of Annual Meeting. Special Meetings. Notice of Special Meeting. Waiver of Notice. Quorum. Voting. Written Consent of Stockholders in Lieu of Meeting.	1 1 1 1 2 2 2 2

ARTICLE III
Directors
Section 3.1. Section 3.2. Section 3.3. Section 3.4. Section 3.5. Section 3.6. Section 3.7. Section 3.8. Section 3.9. Section 3.10.	Duties and Powers.
Number and Election of Directors.
Vacancies.
Meetings.
Quorum.
Actions of Board.
Meetings by Means of Conference Telephone.
Committees.
Compensation
Contracts and Transactions Involving Directors	3 3 3 3 3 4 4 4 4 4

ARTICLE IV
Officers
Section 4.1. Section 4.2. Section 4.3. Section 4.4. Section 4.5. Section 4.6. Section 4.7(a). Section 4.7(b). Section 4.8. Section 4.9. Section 4.10.	Officers. Appointment, Terms, and Vacancies. Chairman of the Board. Chief Executive Officer President. Vice Presidents. Secretary. Assistant Secretaries. Treasurer. Comptroller. Other Officers.	5 5 5 5 6 6 6 6 7 7 7

ARTICLE V
Capital Stock
Section 5.1. Section 5.2. Section 5.3. Section 5.4. Section 5.5. Section 5.6.	Form and Execution of Certificates. Signatures. Lost Certificates. Transfers. Record Date. Beneficial Ownership Rights.	7 8 8 8 8 8

ARTICLE VI
Notices
Section 6.1. Section 6.2.	Notices. Waivers of Notice.	9 9

ARTICLE VII
General Provisions
Section 7.1. Section 7.2. Section 7.3. Section 7.4. Section 7.5.	Dividends. Disbursements. Voting Securities Owned by the Corporation. Fiscal Year. Corporate Seal.	9 9 9 10 10

ARTICLE VIII
Indemnification
Section 8.1. Section 8.2. Section 8.3. Section 8.4. Section 8.5. Section 8.6. Section 8.7. Section 8.8. Section 8.9. Section 8.10. Section 8.11. Section 8.12.	Power to Indemnify in Actions, Suits or Proceedings
  Other than Those By or in the Right of the Corporation.
Power to Indemnify in Actions, Suits or Proceedings
By or in the Right of the Corporation.
Authorization of Indemnification.
Good Faith Defined.
Indemnification by a Court.
Expenses Payable in Advance.
Nonexclusivity of Indemnification and Advancement of Expenses.
Insurance.
Certain Definitions.
Survival of Indemnification and Advancement of Expenses.
Limitation on Indemnification.
Indemnification of Employees and Agents.	10 10 11 11 12 12 12 12 13 13 13 13

ARTICLE IX
Amendments
Section 9.1.	Amendments.	14

ARTICLE X
Emergency Regulations
Section 10.1.	Emergency Regulations.	14

Regulations

Of

Cinergy Telecommunication Networks — Ohio, Inc.

(hereinafter called the “Corporation”)

ARTICLE I

Offices

        Section 1.1. Offices. To the extent not otherwise provided in the Articles of Incorporation, the principal office of the Corporation shall be at 139 East Fourth Street, Cincinnati, Ohio 45202. The Corporation may have such other offices at such other places as the Board of Directors may from time to time determine, or as the business of the Corporation may require.

ARTICLE II

Stockholders’ Meetings

        Section 2.1. Annual Meeting. The annual meeting of the stockholders may be held at such place, time, and date designated by the Board of Directors for the election of directors, the consideration of the reports to be laid before the meeting, and the transaction of such other business as may be brought before the meeting.

        Section 2.2. Notice of Annual Meeting. Notice of the annual meeting shall be given in writing to each stockholder entitled to vote thereat, at such address as appears on the records of the Corporation at least ten (10) days and not more than forty-five (45) days prior to the meeting.

        Section 2.3. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, or the President, or by a majority of the members of the Board of Directors acting with or without a meeting, or by the persons who hold in the aggregate the express percentage, as provided by statute, of all shares outstanding and entitled to vote thereat, upon notice in writing, stating the time, place and purpose of the meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

        Section 2.4. Notice of Special Meeting. Notice of a special meeting, in writing, stating the time, place and purpose thereof, shall be given to each stockholder entitled to vote thereat, at least twenty (20) days and not more than forty-five (45) days prior to the meeting.

        Section 2.5. Waiver of Notice. Notice of the time, place and purpose of any meeting of stockholders may be waived by the written assent of every stockholder entitled to notice, filed with or entered upon the records of the meeting, either before or after the holding thereof.

        Section 2.6. Quorum. The holders of shares entitling them to exercise a majority of the voting power, or, if the vote is to be taken by classes, the holders of shares of each class entitling them to exercise a majority of the voting power of that class, present in person or by proxy at any meeting of the stockholders, unless otherwise specified by statute, shall constitute a quorum.

        If, however, at any meeting of the stockholders, a quorum shall fail to attend in person or by proxy, a majority in interest of the stockholders attending in person or by proxy at the time and place of such meeting may adjourn the meeting from time to time without further notice (unless the meeting has been adjourned for over thirty days), other than by announcement at the meeting at which such adjournment is taken, until a quorum is present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called.

        Section 2.7. Voting. At each meeting of the stockholders, except as otherwise provided by statute or the Articles of Incorporation, every holder of record of stock of the class or classes entitled to vote at such meeting shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date, not later than such time as expressly provided by statute, prior to said meeting unless some other definite period of validity shall be expressly provided therein.

        Each stockholder shall have one (1) vote for each share of stock having voting power, registered in his or her name on the books of the Corporation, at the date fixed for determination of persons entitled to vote at the meeting or, if no date has been fixed, then as expressly provided by statute. (e.g., either the date of the meeting, the date next proceeding the day of the meeting, or any such similar governing time frame). Cumulative voting shall be permitted only as expressly provided by statute.

        At any meeting of stockholders, a list of stockholders entitled to vote, alphabetically arranged, showing the number and classes of shares held by each on the date fixed for closing the books against transfers or the record date fixed as hereinbefore provided (or if no such date has been fixed, then as hereinbefore stated as expressly provided by statute) shall be produced on the request of any stockholder, and such list shall be prima facie evidence of the ownership of shares and of the right of stockholders to vote, when certified by the Secretary or by the agent of the Corporation having charge of the transfer of shares.

        Section 2.8. Written Consent of Stockholders in Lieu of Meeting. Any action required or permitted by statute, the Articles of Incorporation, or these Regulations, to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a written consent in lieu of a meeting, setting forth the action so taken, shall be signed by all the stockholders entitled to vote thereon. Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing, and filed with the records of the Corporation. Any such written consent shall be effective as of the effective date thereof as specified therein.

ARTICLE III

Directors

        Section 3.1. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute, the Articles of Incorporation, or these Regulations, directed or required to be exercised or done by the stockholders.

        Section 3.2. Number and Election of Directors. The Board of Directors shall consist of not less than three nor more than fifteen members, the exact number of which shall be fixed by the Board of Directors. Directors shall be elected annually by stockholders at their annual meeting, in a manner consistent with statute and as provided in Article II, Section 2.8 of these Regulations, and each director so elected shall hold office until his/her successor is duly elected and qualifies, or until his/her earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders and shall fulfill the residency requirements as and if provided by statute. Any director may be removed at any time with or without cause by a majority vote of the stockholders, unless otherwise provided by statute.

        Section 3.3. Vacancies. Vacancies and newly created directorships, resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, and the directors so chosen shall hold office for the unexpired term of the predecessor and/or until the next annual meeting of stockholders, and until their successors are duly elected and qualify, or until their earlier resignation or removal.

        Section 3.4. Meetings. Regular meetings of the Board of Directors may be held at such time, place, and upon such notice as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or by members of the board (the express percentage of the latter as minimally provided for by statute). Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail (not less than forty-eight (48) hours before the date of the meeting), by telephone or telegram (on twenty-four (24) hours’ notice) or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

        Section 3.5. Quorum. Except as may be otherwise specifically provided for by statute, the Articles of Incorporation or these Regulations, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 3.6. Actions of Board. Unless otherwise provided by the Articles of Incorporation of the Corporation or these Regulations, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee(s) thereof, may be taken without a meeting, if all the members of the Board of Directors, or of such committee(s), as the case may be, consent thereto in writing, and the writing(s) is filed with the minutes of proceedings of the Board of Directors, or of such committee(s), of the Corporation. Any such written consent to action of the Board of Directors, or of such committee(s), shall be effectuated by the signature of the member lastly consenting thereto in writing, unless the consent otherwise specified a prior or subsequent effective date.

        Section 3.7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Articles of Incorporation of the Corporation or these Regulations, members of the Board of Directors, or any committee(s) thereof, may participate in a meeting of the Board of Directors, or of such committee(s), as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.

        Section 3.8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate, from time to time as they may see fit, one or more committees, each such committee to consist of three or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by statute and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

        Section 3.9. Compensation. Each director of the Corporation (other than directors who are salaried officers of the Corporation or any of its affiliates) shall be entitled to receive as compensation for services such reasonable compensation, which may include pension, disability and death benefits, as may be determined from time to time by the Board of Directors. Reasonable compensation may also be paid to any person other than a director officially called to attend any such meeting.

        Section 3.10. Contracts and Transactions Involving Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his/her or their votes are counted for such purpose if: (i) the material facts as to his/her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his/her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

Officers

        Section 4.1. Officers. The officers of the Corporation shall consist of a President, a Secretary, and a Treasurer, and may consist of a Chairman of the Board, a Chief Executive Officer, a Comptroller, one or more Vice Presidents, one or more Assistant Secretaries, and such other officers as the board shall from time to time deem necessary. Any number of offices may be held by the same person, unless otherwise prohibited by statute, the Articles of Incorporation, or these Regulations.

        Section 4.2. Appointment, Terms, and Vacancies. The Board of Directors, at its first meeting held after each annual meeting of stockholders of the Corporation (i.e., the annual organization meeting of the Board of Directors), shall appoint the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board, and such officers shall hold office until their successors are chosen and shall qualify, or until their earlier resignation or removal from office. Any officer appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the board. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

        Section 4.3. Chairman of the Board. The Chairman of the Board, if there be one, shall be a director and shall preside at all meetings of the Board of Directors and, in the absence or incapacity of the Chief Executive Officer and the President, meetings of the stockholders, and shall, subject to the board’s direction and control, be the board’s representative and medium of communication, and shall have the general powers and duties as are incident to the office of Chairman of the Board of a corporation.

        Section 4.4. Chief Executive Officer. The Chief Executive Officer, if there be one, shall preside at all meetings of the stockholders and, in the absence or incapacity of the Chairman of the Board, meetings of the Board of Directors. The Chief Executive Officer shall from time to time report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require be brought to their notice. Where the offices of Chief Executive Officer and President are held by different individuals, the President will report directly to the Chief Executive Officer.

        Section 4.5. President. The President shall be the chief operating officer of the Corporation, and shall have general and active management and direction of the affairs of the Corporation, shall have supervision of all departments and of all officers of the Corporation, shall see that the orders and resolutions of the Board of Directors, or of any committee(s) thereof, are carried fully into effect, and shall have the general powers and duties of supervision and management as are incident to the office of President of a corporation. In the absence or incapacity of the Chief Executive Officer, the President also shall be the chief executive officer of the Corporation.

        Section 4.6. Vice Presidents. The Vice Presidents shall perform such duties as the Board of Directors shall from time to time require. In the absence or incapacity of the President, the Vice President designated by the Board of Directors (including by the Chairman of the Board), the Chief Executive Officer, or the President shall exercise the powers and duties of the President.

        Section 4.7(a). Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders of the Corporation, and act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, shall record all written business transactions, shall perform like duties for the standing committees when required, and shall have the general powers and duties as are incident to the office of Secretary of a corporation. The Secretary shall give, or cause to be given, proper notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors (including by the Chairman of the Board), the Chief Executive Officer, or the President. The Secretary shall have custody of the seal, if there be one, of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. (The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature). The Secretary shall see that all books, reports, statements, certificates and other documents and records required by statute to be kept or filed are properly kept or filed, as the case may be.

        Section 4.7(b). Assistant Secretaries. At the request of the Secretary, or in his or her absence or incapacity to act, the Assistant Secretary or, if there be more than one, the Assistant Secretary designated by the Secretary, shall perform the duties of the Secretary and when so acting shall have all the powers of and be subject to all the restrictions of the Secretary. The Assistant Secretaries shall perform such other duties as may from time to time be assigned to them by the Board of Directors (including by the Chairman of the Board), the Chief Executive Officer, the President, or the Secretary.

        Section 4.8. Treasurer. The Treasurer shall be the financial officer of the Corporation, shall keep full and accurate accounts of all collections, receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors, shall disburse the funds of the Corporation as may be ordered by the Board of Directors (including by the Chairman of the Board), the Chief Executive Officer, or the President, taking proper vouchers therefor, and shall render to the President, the Chief Executive Officer, the Chairman of the Board, and/or directors at any meeting of the board, or whenever they may require it, and to the annual meeting of the stockholders, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation, and shall have the general powers and duties as are incident to the office of Treasurer of a corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a form and in such sum with surety as shall be satisfactory to the Board of Directors for the faithful performance of his or her duties as Treasurer and for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession, or under his or her control, and belonging to the Corporation. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors (including by the Chairman of the Board), the Chief Executive Officer, or the President.

        Section 4.9. Comptroller. The Comptroller shall have control over all accounts and records of the Corporation pertaining to moneys, properties, materials and supplies, and shall have executive direction over the bookkeeping and accounting functions and shall have the general powers and duties as are incident to the office of comptroller of a corporation. The Comptroller shall perform such other duties as may be prescribed by the Board of Directors (including by the Chairman of the Board), the Chief Executive Officer, the President, or a Vice President.

        Section 4.10. Other Officers. Such other officers of the Corporation as the Board of Directors may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the board. The Board of Directors may delegate to any other officer of the Corporation the power to appoint such other officers and to prescribe their respective duties and powers.

ARTICLE V

Capital Stock

        Section 5.1. Form and Execution of Certificates. The certificates for shares of the capital stock of the Corporation shall be of such form and content, not inconsistent with statute and the Articles of Incorporation, as shall be approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation, by (i) either the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (ii) by any one of the following officers: the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. All certificates shall be consecutively numbered in each class of shares. The name and address of the person owning the shares represented thereby, with the number of shares and the date of issue, shall be entered on the Corporation’s books.

        Section 5.2. Signatures. Any or all of the signatures on a certificate may be a facsimile thereof. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.

        Section 5.3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his/her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 5.4. Transfers. The capital stock of the Corporation shall be transferable in the manner provided by statute and in these Regulations. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by his/her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

        Section 5.5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 5.6. Beneficial Ownership Rights. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

ARTICLE VI

Notices

        Section 6.1. Notices. Whenever written notice is required by statute, the Articles of Incorporation, or these Regulations to be given to any director, member of a committee, or stockholder, such notice may be given by mail, addressed to each such person, at his/her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or as otherwise provided by statute. Written notice may also be given personally or by telegram, telex or cable.

        Section 6.2. Waivers of Notice. Whenever any notice is required by statute, the Articles of Incorporation, or these Regulations to be given to any director, member of a committee, or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

General Provisions

        Section 7.1. Dividends. Dividends upon the capital stock of the Corporation, subject to any provision imposed by the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting, or by written consent to the action of the board without such meeting(s), and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

        Section 7.2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        Section 7.3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, any Vice President, the Secretary, or any Assistant Secretary, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

        Section 7.4. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December each year.

        Section 7.5. Corporate Seal. The seal of the Corporation (if there be one) shall have inscribed thereon the name of the Corporation, the year of its incorporation, the words “Corporate Seal” and “Kentucky”, and any such other emblem or device as approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

Indemnification

        Section 8.1. Power to Indemnify in Actions, Suits or Proceedings Other than Those By or in the Right of the Corporation. Subject to Section 8.3 of this Article VIII, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

        Section 8.2. Power to Indemnify in Actions, Suits or Proceedings By or in the Right of the Corporation. Subject to Section 8.3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 8.3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he/she has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection therewith, without the necessity of authorization in the specific case.

Any determination made by the disinterested directors or by independent legal counsel under this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under Section 8.1 and 8.2 of this Article VIII, and, within ten days after receipt of such notification, such persons shall have the right to petition the court (at courts’ discretion) in which such action or suit was brought to review the reasonableness of such determination.

        Section 8.4. Good Faith Defined. For purposes of any determination under Section 8.3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his/her conduct was unlawful, if his/her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him/her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 8.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 8.1 or 8.2 of this Article VIII, as the case may be.

        Section 8.5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 8.3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the Commonwealth of Kentucky for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he/she has met the applicable standards of conduct set forth in Sections 8.1 or 8.2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 8.3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

        Section 8.6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

        Section 8.7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provision of these Regulations, or similarly entitled under any agreement, contract, vote of stockholders or disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.1 and 8.2 of this Article VIII shall be made to the fullest extent permitted by statute. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 8.1 or 8.2 of this Article VIII, but whom the Corporation has the power or obligation to indemnify under the provisions of statute of the Commonwealth of Kentucky, or otherwise.

        Section 8.8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power or the obligation to indemnify him/her against such liability under the provisions of this Article VIII.

        Section 8.9. Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he/she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he/she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation”, as referred to in this Article VIII.

        Section 8.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 8.11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

        The Corporation shall indemnify a director who was wholly successful, on merits or otherwise, in the defense of any proceedings to which he/she was a party because he/she was a director of the Corporation against reasonable expenses incurred by him/her in connection with the proceeding.

        Section 8.12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation, similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

Amendments

        Section 9.1. Amendments. These Regulations may be altered, amended or repealed, in whole or in part, or new Regulations may be adopted: (i) by the affirmative vote of a majority of the holders of record of the outstanding shares entitled to vote thereon, or by the written consent of the holders of record of a two-thirds majority of the outstanding shares entitled to vote thereon, except as such alteration, amendment or repeal by any vote or written consent of the stockholders is otherwise expressly prohibited by statute; or (ii) by a majority vote of the Board of Directors, or by unanimous written consent of the board, except as such alteration, amendment or repeal by any vote or action of the board is otherwise expressly prohibited by statute.

ARTICLE X

Emergency Regulations

        Section 10.1. Emergency Regulations. The Emergency Regulations shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action, notwithstanding any provision to the contrary in the preceding Regulations, in the Articles of Incorporation, or in the statute. To the extent not inconsistent with the provisions of this Section 10.1, the Regulations of the Corporation shall remain in effect during any emergency, and upon its termination, the Emergency Regulations shall cease to be operative. Any amendments to these Emergency Regulations may make any further or different provision that may be practical and necessary for the circumstance of the emergency.

        During any such emergency: (A) a meeting of the Board of Directors or a committee thereof may be called by any officer or director of the Corporation. Notice of the time and place of the meeting or conference call shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting; (B) the director or directors in attendance at the meeting shall constitute a quorum; (C) the officers or other persons designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the Board of Directors, be deemed the directors for such meeting; (D) the Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties; (E) the Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do; and (F) to the extent required to constitute a quorum at any meeting of the Board of Directors during such an emergency, the officers of the Corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, the directors for such meeting.

        No officer, director or employee acting in accordance with any provision of these Emergency Regulations shall be liable except for willful misconduct.

        These Emergency Regulations shall be subject to alteration, amendment or repeal by the further actions of the Board of Directors or stockholders of the Corporation.